EXHIBIT 77I

Columbia Funds Variable Insurance Trust I -
Semi-Annual N-SAR report for the period ending 06/30/12

Columbia Variable Portfolio - High Income Fund
Columbia Variable Portfolio - Marsico 21st Century Fund
Columbia Variable Portfolio - Marsico Focused Equities Fund
Columbia Variable Portfolio - Marsico Growth Fund
Columbia Variable Portfolio - Marsico International Opportunities
Fund
Columbia Variable Portfolio - Mid Cap Growth Fund
 (the "Funds")


Item 77I/77Q1(d) - Terms of new or amended securities:

The Amended and Restated Rule 18f-3 Multi-Class Plan, dated September 2010 is incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 33 to the Registration Statement of the Registrant on Form Type 485(b) filed on April 26, 2012, Accession No. 0001193125-12-185604.